Exhibit 5.1

WILLIAM A. SANKBEIL

ROBERT R. NIX II

MONTE D. JAHNKE

PATRICK McLAIN

CURTIS J. DeROO

MICHAEL D. GIBSON

DANIEL G. BEYER

JAMES R. CASE

GEORGE J. CHRISTOPOULOS

STEPHEN D. McGRAW

KURT R. VILDERS

JAMES R. CAMBRIDGE

THOMAS R. WILLIAMS

EDWARD C. CUTLIP, JR.

MARK M. CUNNINGHAM

MARK J. STASA

JOANNE GEHA SWANSON

ROBERT E. FORREST

ROBERT J. PINEAU

JEFFREY A. BRANTLEY

PATRICK J. HADDAD

RICHARD C. BUSLEPP

ERIC I. LARK

JAMES E. DeLINE

DANIEL J. SCHULTE

MICHAEL D. CARROLL

FRED K. HERRMANN

MICHAEL A. SNEYD

JOHN D. GATTI

KERR, RUSSELL AND WEBER, PLC

ATTORNEYS AND COUNSELORS

ESTABLISHED 1874

DETROIT CENTER

SUITE 2500

500 WOODWARD AVENUE

DETROIT, MICHIGAN 48226-3427

_____________________

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KEVIN T. BLOCK

LARRY L. JUSTICE, JR.

RICARDO J. LARA, JR.

BRIAN L. NEMES

CHARLES G. CALIO

JASON C. YERT

TIMOTHY P. BLISS

DANIEL P. MICHAEL

DAVID R. JANIS

DAVID J. DEN DOOVEN

P. WARREN HUNT

DANIEL J. FERRIS

MATTHEW L. POWELL

JONATHAN S. BERG

MICHAEL N. PAPPAS

WILLIAM C. LENTINE

JACQUELYN A. K. STANYER

DAVIDDE A. STELLA

STEFANIE J. SWIERKOSZ

ROBERT J. DINDOFFER

DANIEL G. BYRNE

OF COUNSEL

RICHARD D. WEBER

ROBERT A. MARSAC

A. STEWART KERR (1915-1990)

ROBERT G. RUSSELL (1928-1997)

ROY H. CHRISTIANSEN (1932-2000)

February 27, 2009

Board of Directors

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, CA 92614

Re:	Quantum Fuel Systems Technologies Worldwide, Inc. Registration Statement on Form S-3 of up to $50,000,000 Aggregate Gross Proceeds of Common Stock, Preferred Stock and Warrants

Ladies and Gentlemen:

We have acted as counsel to Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Company”), and are delivering this opinion in connection with the registration statement on Form S-3 of the Company (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof. The purpose of the Registration Statement is to register with the Commission under the Act the issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to $50,000,000 aggregate gross proceeds of the following securities: (i) shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”) and (iii) warrants (the “Warrants”) to purchase shares of the Company’s common stock, $0.001 par value per share or the Company’s preferred stock, $0.001 par value per share. The Common Stock, the Preferred Stock and the Warrants are collectively referred to herein as the “Offered Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendments thereto, the prospectus included in the Registration Statement (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

KERR, RUSSELL AND WEBER, PLC

Board of Directors

February 27, 2009

In connection with the Registration Statement, we have only examined the following documents:

A. The Registration Statement relating to the Offered Securities, dated December 22, 2008, represented as filed with the Commission on December 22, 2008, excluding Exhibits 1.1, 4.2, 4.3, 23.1, 23.2 and 24.1.

B. Copies of the Certificate of Incorporation, as filed with the Secretary of State of Delaware (the “Secretary of State”) on October 13, 2000, as amended by that certain Certificate of Correction, as filed with the Secretary of State on October 19, 2000, as further amended by that certain Certificate of Amendment, as filed with the Secretary of State on June 1, 2001, as further amended by that certain Certificate of Amendment, as filed with the Secretary of State on August 16, 2001, as further amended by that certain Amended and Restated Certificate of Incorporation, as filed with the Secretary of State on July 23, 2002, as further amended by that certain Amended and Restated Certificate of Incorporation, dated and filed with the Secretary of State on March 3, 2005, and as further amended by that certain Certificate of Amendment, as filed with the Secretary of State on October 2, 2007 (collectively, the “Certificate of Incorporation”), all of the preceding certified as being a true, correct and complete copy by an officer of the Company.

C. Copy of the Amended and Restated Bylaws of the Company dated July 23, 2002 (the “Bylaws”), certified as being a true, correct and complete copy by an officer of the Company.

D. Copies of certain resolutions of the board of directors of the Company relating to the issuance and sale of the Offered Securities, certified as being a true, correct and complete copy by an officer of the Company.

E. A Certificate of Good Standing issued by the Secretary of State dated February 23, 2009.

F. A specimen certificate representing the Common Stock.

The documents listed in items A through F above are referred to in this letter as the “Transaction Documents.”

In rendering the opinions set forth below, we have made the following assumptions, limitations and qualifications:

KERR, RUSSELL AND WEBER, PLC

Board of Directors

February 27, 2009

a. In conducting our examination, we have assumed, without investigation, (i) the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents and instruments submitted to us as originals, the conformity to original documents and instruments of all such documents and instruments submitted to us as facsimile, electronic, certified, conformed or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company, (ii) the parties, other than the Company, to executed documents or documents to be executed, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties, (iii) the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under any warrant agreement to be entered into in connection with the issuance of Warrants and the Offered Securities will not, violate, conflict with or constitute a default under (1) any agreement or instrument to which the Company or its properties are subject or (2) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (iv) each natural person executing any instrument, document or agreement is legally competent to do so, (v) all corporate records made available to us by the Company are accurate and complete, (vi) the Transaction Documents have not been amended and are true, correct and complete, (vii) the Offered Securities will be issued as described in the Registration Statement, (viii) the recipient of the Offered Securities will pay and transfer the consideration required by the Registration Statement, (ix) there are no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against the Company that might delay, prevent, hinder or impair in any way the Company’s ability to enter into and fully perform the Company’s commitments, obligations and undertakings described in the Registration Statement and (x) all Offered Securities will be free and clear of liens and restrictions on the Company’s power or authority to sell and transfer the Offered Securities as described in the Registration Statement.

b. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

c. The opinions herein are rendered as of the effective date of the Registration Statement, and we disclaim any undertaking to supplement or update this letter if, after the effective date of the Registration Statement, any subsequent change in the facts stated or assumed herein, the applicable laws or any matters occur or come to our attention that might change the opinions expressed herein.

d. Members of our firm are admitted to the bar in the State of Michigan and we do not express any opinion as to matters governed by the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date hereof, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

KERR, RUSSELL AND WEBER, PLC

Board of Directors

February 27, 2009

e. Our opinions herein address only those matters as to which you may have requested our opinion and we disclaim any obligation to provide an opinion on any other matter.

f. To the extent that the opinions herein relate to the binding effect or enforceability of any agreement or instrument referred to herein (i) the opinions are subject to the effect of applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other laws affecting creditors’ rights and remedies generally; and (ii) the enforceability of certain provisions of any such agreement or instrument may be subject to the application of principles of equity, whether in a proceeding at law or in equity.

Based upon and subject to the foregoing and to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. With respect to the shares of any Common Stock offered by the Company (the “Offered Common Stock”), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; and (iii) certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Warrants or Preferred Stock), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or other agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefore is not less than $0.001 per share of Common Stock.

2. With respect to the shares of any series of Preferred Stock offered by the Company (the “Offered Preferred Stock”), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the corporate laws of the State of Delaware (the “Certificate of

KERR, RUSSELL AND WEBER, PLC

Board of Directors

February 27, 2009

Designation”); (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (v) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the Bylaws of the Company so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates in the form required under Delaware corporate law representing the shares of Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Warrants), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or other agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefore is not less than $0.001 per share of Preferred Stock.

3. With respect to any Warrants offered by the Company (the “Offered Warrants”), when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; and (iii) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable warrant agreement, if any, and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable warrant agreement, if any, and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or other agreement, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

KERR, RUSSELL AND WEBER, PLC

Board of Directors

February 27, 2009

This letter is furnished to you in connection with the Registration Statement. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Our opinions are limited to the matters expressly set forth in this letter, and no opinion may be inferred or implied beyond those matters.

Respectfully,

KERR, RUSSELL AND WEBER, PLC

/s/ Michael D. Gibson

Michael D. Gibson